UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

December 7, 2010 (December 7, 2010)

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 W. Diehl Rd. Naperville, Illinois 60563 (630) 305-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Offering of Senior Notes

On December 7, 2010, Nalco Company, a subsidiary of Nalco Holding Company (the “Company”), issued a press release announcing that it intends to offer $1.0 billion aggregate principal amount of senior notes due 2019, a portion of which is expected to be denominated in euros (“Notes”). The Company intends to use the net proceeds of this offering, along with cash on hand, to (i) repurchase the Company’s $465 million aggregate principal amount of outstanding 8 7/8% senior subordinated notes due 2013, (ii) repurchase or redeem the Company’s €200 million aggregate principal amount of outstanding 9% senior subordinated notes due 2013, (iii) pay a dividend to NALCO Finance Holdings LLC to finance the repurchase of approximately $260.8 million of 9% senior discounted notes co-issued by NALCO Finance Holdings LLC and NALCO Financing Holdings, Inc. and (iv) pay related fees and expenses, including premiums, in connection therewith. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Press Release of Nalco Company, dated December 7, 2010 relating to the offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NALCO HOLDING COMPANY
(Registrant)

By:	/S/ STEPHEN N. LANDSMAN
Stephen N. Landsman
Secretary

Date: December 7, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release of Nalco Company, dated December 7, 2010 relating to the offering of the Notes.

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